Exhibit 10.2

FIFTH AMENDMENT
TO LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) entered into as of this 26th day of April, 2017 is by and among MANITEX INTERNATIONAL, INC., a Michigan corporation (“Manitex International”), MANITEX, INC., a Texas corporation (“Manitex”), MANITEX SABRE, INC., a Michigan corporation (“Sabre”), BADGER EQUIPMENT COMPANY, a Minnesota corporation (“Badger”), CRANE AND MACHINERY, INC., an Illinois corporation (“Crane and Machinery”), CRANE AND MACHINERY LEASING, INC., an Illinois corporation (“Crane and Machinery Leasing”), and MANITEX, LLC, a Delaware limited liability company (“Manitex LLC”; together with Manitex International, Manitex, Sabre, Badger, Crane and Machinery, and Crane and Machinery Leasing, collectively, the “Borrowers”), THE PRIVATEBANK AND TRUST COMPANY (in its individual capacity, “PrivateBank”), as administrative agent and sole lead arranger (in such capacity, “Administrative Agent”), and the lenders party thereto (the “Lenders”).

W I T N E S S E T H:

WHEREAS, Administrative Agent, Lenders, and Borrowers are party to that certain Loan and Security Agreement dated as of July 20, 2016, as amended by that certain First Amendment to Loan and Security Agreement dated as of August 4, 2016, that certain Consent and Second Amendment to Loan and Security Agreement dated as of September 30, 2016, that certain Third Amendment to Loan and Security Agreement dated as of November 8, 2016 and that certain Fourth Amendment to Loan and Security Agreement dated as of February 10, 2017 (as amended hereby and as the same may be from time to time further amended, supplemented or otherwise modified, the “Agreement”); and

WHEREAS, Administrative Agent, Lenders and Borrowers desire to enter into this Amendment to, among other items, (i) amend certain reserve dates, and (ii) otherwise amend the Agreement in accordance with the terms herein.

NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

1.Incorporation of the Agreement.  All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety.  To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Section 2 below, such terms and provisions shall be deemed superseded hereby.  Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

2.Amendment of the Agreement.

(a)The definition of the term “US Revolving Loan Availability” appearing in Section 1.1 of the Agreement is hereby amended and restated to read in its entirety as follows:

US Revolving Loan Availability shall mean with respect to Borrowers an amount up to the lesser of the sum of the following sublimits: (i) up to eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrowers’ business) of US Borrowers’ Eligible US Accounts (it being understood and agreed that such advance rate shall be reduced by one (1) percentage point for each whole or partial percentage point by which Dilution (as determined by Administrative Agent in good faith based on the results of the most recent twelve (12) month period for which Administrative Agent has conducted a field audit of Borrowers) exceeds five percent (5%)), plus (ii) up to fifty percent (50%) of the lower of cost or market value of US Borrowers’ Eligible US Inventory and Eligible Chassis Inventory up to a maximum aggregate amount of Seventeen Million Five Hundred Thousand Dollars ($17,500,000), plus (iii) up to eighty percent (80%) of the lower of cost or market value of US Borrowers’ Used Equipment Purchased for Resale or Rent up to a maximum aggregate amount of Two Million Dollars ($2,000,000), plus (iv) lesser of (x) eighty-five percent (85%) of Eligible Bill and Hold Receivables of the US Borrowers and (y) $10,000,000, plus (v) fifty percent (50%) of Eligible Mexico Receivables, provided, however, that the amount of such Eligible Mexico Receivables shall not exceed $400,000 in the aggregate at any time, minus (vi) such reserves as Administrative Agent elects, in its Permitted Discretion, determined in good faith, to establish from time to time, including, without limitation, (x) reserves with respect to Bank Products Obligations and Hedging Obligations and (y) reserves in the amount of (a) $1,500,000 to be in effect on May 1, 2017 and (b) an additional $3,500,000 to be in effect on June 1, 2017, with each of the reserves in this clause (y) to be in effect until the Borrowers report Fixed Charge Coverage of 1.10:1.0 or better as measured on September 30, 2017 or at any quarter ended thereafter.

3.Delivery of Documents.  The following documents and other items shall be delivered concurrently with this Amendment:

(i)this Amendment; and

(ii)such other documents and certificates as Administrative Agent shall reasonably request.

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4.Representations, Covenants and Warranties; No Default.  Borrowers hereby represent and warrant to Administrative Agent as of the date hereof as follows:

(a)The execution and delivery of this Amendment and the performance by Borrowers of their obligations hereunder are within Borrowers’ powers and authority, have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with the organizational documents of Borrowers;

(b)The Agreement (as amended by this Amendment) and the other Loan Documents constitute legal, valid and binding obligations enforceable in accordance with their terms by Administrative Agent against Borrowers, and Borrowers expressly reaffirm and confirm each of their obligations under the Agreement (as amended by this Amendment) and each of the other Loan Documents.  Borrowers further expressly acknowledge and agree that Administrative Agent has a valid, duly perfected, first priority and fully enforceable security interest in and lien against each item of Collateral except as otherwise set forth in the Agreement.  Borrowers agree that they shall not dispute the validity or enforceability of the Agreement (as it was stated before and after this Amendment) or any of the other Loan Documents or any of its respective obligations thereunder, or the validity, priority, enforceability or extent of Administrative Agent’s security interest in or lien against any item of Collateral, in any judicial, administrative or other proceeding;

(c)No consent, order, qualification, validation, license, approval or authorization of, or filing, recording, registration or declaration with, or other action in respect of, any governmental body, authority, bureau or agency or other Person is required in connection with the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, this Amendment;

(d)The execution, delivery and performance of this Amendment by Borrowers does not and will not violate any law, governmental regulation, judgment, order or decree applicable to Borrowers and does not and will not violate the provisions of, or constitute a default or any event of default under, or result in the creation of any security interest or lien upon any property of Borrowers pursuant to, any indenture, mortgage, instrument, contract, agreement or other undertaking to which any Borrower is a party or is subject or by which any Borrower or any of its real or personal property may be bound; and

(e)The representations, covenants and warranties set forth in Section 11 of the Agreement shall be deemed remade as of the date hereof by Borrowers, except that any and all references to the Agreement in such representations and warranties shall be deemed to include this Amendment.  No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under the Agreement.

5.Fees and Expenses.  The Borrowers agree to pay on demand all costs and expenses of or incurred by Administrative Agent, including, but not limited to, legal fees and expenses, in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment.

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6.Effectuation.  The amendments to the Agreement contemplated by this Amendment shall be deemed effective immediately upon the full execution of this Amendment and without any further action required by the parties hereto.  There are no conditions precedent or subsequent to the effectiveness of this Amendment.

7.Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  A facsimile or other electronic signature to this Amendment shall be deemed an original signature hereunder.

[SIGNATURE PAGES FOLLOW]

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(Signature Page to Fifth Amendment to Loan and Security Agreement)

IN WITNESS WHEREOF, the parties hereto have duly executed this Fifth Amendment to Loan and Security Agreement as of the date first above written.

BORROWERS:	MANITEX INTERNATIONAL, INC., a Michigan corporation
MANITEX, INC., a Texas corporation
MANITEX SABRE, INC., a Michigan corporation
BADGER EQUIPMENT COMPANY, a Minnesota corporation
CRANE AND MACHINERY, INC., an Illinois corporation
CRANE AND MACHINERY LEASING, INC., an Illinois corporation
MANITEX, LLC, a Delaware limited liability company

By:	/s/ DAVID H. GRANSEE
Name:	David H. Gransee
Title:	Vice President or Secretary

(Signature Page to Fifth Amendment to Loan and Security Agreement)

ADMINISTRATIVE AGENT:	THE PRIVATEBANK AND TRUST COMPANY, as Administrative Agent and a Lender

By:	/s/TODD BERNIER
Todd Bernier, Managing Director